     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 19, 1997

                                                      REGISTRATION NO. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               -----------------
                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                           VIRGINIA                                                       54-1387365
               (State or other jurisdiction of                                         (I.R.S. Employer
                incorporation or organization)                                       Identification No.)

                            ------------------------

                     2555 ELLSMERE AVENUE                                               H. RAY COMPTON
                    NORFOLK COMMERCE PARK                                          DOLLAR TREE STORES, INC.
                   NORFOLK, VIRGINIA 23513                                           2555 ELLSMERE AVENUE
                        (757) 857-4600                                              NORFOLK COMMERCE PARK
               (Address and telephone number of                                    NORFOLK, VIRGINIA 23513
          registrant's principal executive offices)                                     (757) 857-4600
                                                                             (Name, address and telephone number
                                                                                    of agent for service)

                            ------------------------
                                   copies to:

                  WILLIAM A. OLD, JR.                                        PATRICK J. RONDEAU
         HOFHEIMER, NUSBAUM, MCPHAUL & SAMUELS,                                BRENT B. SILER
               A PROFESSIONAL CORPORATION                                    HALE AND DORR LLP
            999 WATERSIDE DRIVE, SUITE 1700                                   60 STATE STREET
                NORFOLK, VIRGINIA 23510                                 BOSTON, MASSACHUSETTS 02109
                     (757) 622-3366                                            (617) 526-6000

                           --------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.
                             ---------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: /X/ Registration No. 333-28599

    If this Form is a post-effective amendment filed pursuant to Rule 426(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / / ________

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                           --------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED            PROPOSED
                                                    NUMBER OF SHARES    MAXIMUM OFFERING        MAXIMUM            AMOUNT OF
                 TITLE OF SHARES                         TO BE               PRICE         AGGREGATE OFFERING     REGISTRATION
                TO BE REGISTERED                     REGISTERED(1)        PER SHARE(2)          PRICE(2)             FEE(1)
Common Stock, $0.01 Par Value....................       575,000              $47.88           $27,531,000          $8,342.73

(1) Includes shares to cover Underwriters' over-allotment options.

(2) Estimated pursuant to paragraph (c) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices for a share of Common Stock on June 17, 1997, as reported on the Nasdaq National Market.

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
                EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

    This registration statement is being filed with respect to the registration of additional shares of common stock, par value $.01 per share, of Dollar Tree Stores, Inc., a Virginia corporation (the "Company"), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the "Act"). The contents of the earlier effective Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission (the "Commission") (File No. 333-28599) pursuant to the Act as amended by Amendment No. 1 thereto filed with the Commission on June 18, 1997 are incorporated by reference into this Registration Statement.

    The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norfolk, Commonwealth of Virginia, on the 19th day of June, 1997.

                                          DOLLAR TREE STORES, INC.

                                          By         /s/ H. RAY COMPTON
                                            ------------------------------------

                                                       H. Ray Compton
                                             Executive Vice President and Chief
                                                      Financial Officer

    PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

          SIGNATURE                       TITLE                    DATE
------------------------------  --------------------------  -------------------

              *
------------------------------  Chairman of the Board;         June 19, 1997
       J. Douglas Perry           Director
                                President and Chief
              *                   Executive Officer;
------------------------------    Director (principal          June 19, 1997
     Macon F. Brock, Jr.          executive officer)

                                Executive Vice President
      /s/ H. RAY COMPTON          and Chief Financial
------------------------------    Officer; Director            June 19, 1997
        H. Ray Compton            (principal financial and
                                  accounting officer)
              *
------------------------------  Vice Chairman; Director        June 19, 1997
        John F. Megrue
              *
------------------------------  Director                       June 19, 1997
        Allan W. Karp
              *
------------------------------  Director                       June 19, 1997
   Thomas A. Saunders, III
              *
------------------------------  Director                       June 19, 1997
       Alan L. Wurtzel
              *
------------------------------  Director                       June 19, 1997
         Frank Doczi

*By:     /s/ H. RAY COMPTON
      -------------------------
           H. Ray Compton
          Attorney-in-Fact

                                 EXHIBIT INDEX

 EXHIBIT
   NO.      DESCRIPTION                                                                                  PAGE NO.
----------  -------------------------------------------------------------------------------------------  ---------
       5.1  --Opinion of Hofheimer, Nusbaum, McPhaul & Samuels, a Professional Corporation, regarding the legality of the securities being registered
      23.1  --Consent of Hofheimer, Nusbaum, McPhaul & Samuels, a Professional Corporation (included in
              Exhibit 5.1 hereto)
      23.2  --Consent of KPMG Peat Marwick LLP, independent accountants
      24.1  --Power of Attorney included in Part II of the Registration Statement on Form S-3, (No.
              333-28599) filed by the Company on June 6, 1997